UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2015

SUNVALLEY SOLAR, INC.
(Exact name of registrant as specified in its charter)

Nevada                   333-150692                 20-8415633

(State of                (Commission              (I.R.S. Employer

Incorporation)             File Number)             Identification No.)

398 Lemon Creek Dr., Suite A, Walnut, CA 91789
(Address of principal executive offices and Zip Code)

(909) 598-0618
Registrant's telephone number, including area code

_________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On July 23, 2015, Sunvalley Solar, Inc. (the “Company”) issued a total of 2,000,000 shares of our newly designated Class B Convertible Preferred Stock to the individuals named below:

Zhijian (James) Zhang

1,250,000 shares

Hangbo (Henry) Yu

   325,000 shares

Waiman Mandy Chung

     70,000 shares

Anyork Lee

     50,000 shares

Shirley Liao

     70,000 shares

William Hsien

     70,000 shares

Mehmet Cercioglu

     55,000 shares

Thomas L. Louie

     30,000 shares

Dan Shi

     20,000 shares

Fang Xu

     60,000 shares

These shares were issued as incentive compensation for services rendered or to be rendered by certain officers, directors, and key employees of the Company, and the issuance to each individual is governed by a Restricted Stock Award Agreement. Under the relevant award agreements, the shares issued are subject to forfeiture in event of the recipient’s resignation or dismissal within (1) year of issuance. Prior to vesting, the shares issued may not be transferred or encumbered.

This issuance was exempt under Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving any public offering.

The shares of Class B Convertible Preferred Stock vote together with the Company’s Common shares, but shares of the Class B Convertible Preferred Stock have 10 votes per share.  The Class B Convertible Preferred Stock is convertible into shares of the Company’s Common Stock at the conversion rate of one (1) Class B Convertible Preferred Share for ten (10) Common shares.

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On July 23, 2015, the Company filed a Certificate of Amended and Restated Articles of Incorporation (“Restated Articles”) with the Nevada Secretary of State’s office.  It became effective on the filing date.  A copy of the Restated Articles is attached hereto as Exhibit 3.1, and is incorporated by reference herein.

Article III of our Restated Articles was amended to increase the number of our total authorized shares of Common Stock from 4,500,000 shares to 150,000,000 shares, and to increase the number of our total authorized shares of Preferred Stock from 1,000,000 shares to 6,000,000 shares. The general rights and preferences of the Common Stock and Preferred Stock have been clarified in Article III of the Restated Articles.

Article VII of the Restated Articles now provides that the Company will indemnify its directors and officers to the fullest extent permissible under Nevada Law.

Articles IX and X of the Restated Articles now provide that the provisions of the Nevada Revised Statutes Sections 78.378 to 78.3793, inclusive, (acquisition of a controlling interest) and Sections 78.411 to 78.444, inclusive, (combinations with interested stockholders) are not applicable to the Company.

Pursuant to Article III of our Restated Articles, our Board of Directors voted to designate a class of preferred stock entitled Class B Convertible Preferred Stock, consisting of two million (2,000,000) shares, par value $0.001. The rights of the holders of Class B Convertible Preferred Stock are defined in the Certificate of Designation of Sunvalley Solar, Inc. Class B Convertible Preferred Stock (“Certificate of Designation”) filed with the Nevada Secretary of State on July 23, 2015, a copy of which is filed herewith as Exhibit 3.2, and is incorporated by reference herein.  It became effective on the filing date.

Holders of shares of Class B Convertible Preferred Stock are entitled to vote together with the holders of our Common Stock on all matters submitted to shareholders at a rate of ten (10) votes for each Class B Convertible Preferred share held. Holders of shares of Common Stock have one (1) vote per each Common share held.

Holders of shares of Class B Convertible Preferred Stock are also entitled, at their option, to convert their shares of Class B Convertible Preferred Stock into shares of our Common Stock on a one (1) Class B Preferred share for ten (10) Common shares (the “Conversion Rate”).

Under the Certificate of Designation, holders of shares of Class B Convertible Preferred Stock will participate on an equal basis per-share with holders of our Common Stock in any distribution out of our assets upon winding up, dissolution, or liquidation, after giving effect to the Conversion Rate.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit

Number

Description

3.1

Certificate of Amended and Restated Articles of Incorporation Designation dated July 23, 2015

3.2

Certificate of Designation of Sunvalley Solar, Inc. Class B Convertible Preferred Stock dated July 23, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNVALLEY SOLAR, INC.

(Registrant)

Date: July 23, 2015

By:/s/ James (Zhijian) Zhang____________

Zhijian (James) Zhang

Chief Executive Officer and

Director

SEC/1164

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